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CINGULAR WIRELESS                                                     Exhibit 24
EXHIBITS

                               POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

      WHEREAS, CINGULAR WIRELESS LLC, a Delaware limited liability company (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the year ended December 31, 2002.

      NOW THEREFORE, each of the undersigned hereby constitutes and appoints Richard G. Lindner, Gregory T. Hall, Sean Foley and Philip Teske, and each of them, as attorneys for him in his name, place and stead in his capacities in the Company, to execute and cause to be filed the Annual Report and thereafter to execute and file any amendment or supplement thereto deemed by them to be necessary or desirable, hereby giving and granting to said attorneys full power and authority (including substitution and revocation) to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

      IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date indicated.

/s/ Stanley T. Sigman
    President and Chief Executive Officer             February 28, 2003
    (Principal Executive Officer)

/s/ Richard G. Lindner                                February 28, 2003
    Chief Financial Officer
    (Principal Financial Officer)

/s/ Gregory T. Hall                                   February 21, 2003
    Controller
    (Principal Accounting Officer)

/s/ Richard A. Anderson                               February 21, 2003
    Class B Director

/s/ Ronald M. Dykes                                   February 21, 2003
    Class B Director

/s/ Randall L Stephenson                              February 21, 2003
    Class B Director

/s/ Rayford Wilkins, Jr.                              February 21, 2003
    Class B Director